CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 20, 2011, relating to the financial statements and financial highlights which appears in the July 31, 2011 Annual Report to Shareholders of CMG Ultra Short Term Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

November 22, 2011